EXHIBIT 99.1

LiveRamp Extends and Adds $200 million to its Share Repurchase Authorization

SAN FRANCISCO, Calif., February 12, 2026—LiveRamp® (NYSE: RAMP), the leading data collaboration platform, today announced that its Board of Directors increased the Company’s share repurchase authorization by $200 million to $1.5 billion and extended the expiration by one year to December 31, 2027.

With this program expansion, the Company has approximately $337 million currently available for share repurchases through the end of calendar 2027.

Commenting on the announcement, CFO Lauren Dillard said, “We are highly confident in LiveRamp’s long-term growth outlook and believe the current share price materially undervalues both our business and our role in an increasingly AI-driven ecosystem. Recent market dislocation reflects broader concerns about software displacement by AI, but we see the opposite dynamic at work – AI is data-hungry, and LiveRamp operates the largest and most interoperable data network in our space. With a strong balance sheet and durable cash flow generation, we have significant capacity to act on this disconnect by accelerating our share repurchase program over the coming months.”

The timing and amounts of any purchases will be based on market conditions and other factors, including price and capital availability. The Company reserves the right to modify or terminate this program and authorization at any time.

About LiveRamp

LiveRamp is a leading data collaboration technology company, empowering marketers and media owners to deliver and measure marketing performance everywhere it matters. LiveRamp’s data collaboration network seamlessly unites data across advertisers, platforms, publishers, data providers, and commerce media networks—unlocking deep insights, delivering transformational consumer experiences, and driving measurable growth.

Built on a foundation of strict neutrality, interoperability, and global scale, LiveRamp enables organizations to maximize the value of their data while accelerating innovation. Trusted by many of the world’s leading brands, retailers, financial services providers, and healthcare innovators, LiveRamp is helping shape the future of responsible data collaboration in an AI-driven, outcomes-focused world where advertisers reach intended audiences and consumers receive more relevant advertising messages.

LiveRamp is headquartered in San Francisco, California, with offices worldwide. Learn more at LiveRamp.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding how and when the Company may execute repurchases. These statements, which are not statements of historical fact, are based on management’s current estimates, assumptions, projections and/or expectations and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, potential changes in the market price of the Company’s common stock and changes in the Company’s operating results, financial condition and cash requirements. These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements. For a discussion of these and other risks and uncertainties, please refer to the Company’s Annual Report on Form 10-K for our fiscal year ended March 31, 2025, and the Company’s Quarterly Reports on Form 10-Q issued in fiscal year 2026. The financial information set forth in this press release reflects estimates based on information available at this time. The Company assumes no obligation and does not currently intend to update these forward-looking statements.

For more information, contact:
Investor.Relations@LiveRamp.com

LiveRampⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
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